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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               December 3, 1998


                           THE ACKERLEY GROUP, INC.


            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)


            1-10321                               91-1043807
    ------------------------             -------------------------------
    (Commission File Number)             IRS Employer Identification No.


                         1301 Fifth Avenue, Suite 4000
                           Seattle, Washington 98101
             (Address of principal executive offices)  (zip code)

      Registrant's telephone number, including area code: (206) 624-2888
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ITEM 5.  OTHER EVENTS

     On December 3, 1998, The Ackerley Group, Inc., a Delaware corporation ("Company"), announced its plans to sell up to $150.0 million aggregate principal amount of Senior Subordinated Notes due 2008 ("Notes"). The sale of the Notes will be made in a private offering to certain qualified institutional buyers and to non-U.S. persons outside of the United States. Net proceeds to the Company from the offering will be used to repay bank debt.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)   Financial statements.

           Not applicable.

     (b)   Pro forma financial information.

           Not applicable.

     (c)   Exhibits.

           (99)  Press release issued by Company, dated December 3, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  December 4, 1998

                                       THE ACKERLEY GROUP, INC.

                                       By:  DENIS M. CURLEY
                                            ---------------
                                            Denis M. Curley
                                            Co-President and Chief Financial
                                             Officer, Treasurer and Secretary

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